UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MOUNTAIN CREST ACQUISITION CORP. V

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Mountain Crest Acquisition Corp. V

524 Broadway, 11th Floor

New York, NY 10012

SUPPLEMENT TO PROXY STATEMENT

This Supplement, dated November 3, 2026. supplements and amends the proxy statement dated October 19, 2026, of Mountain Crest Acquisition Corp. V (the “Company”), as filed with the Securities and Exchange Commission (the “SEC”) on Schedule 14A (the “Proxy Statement”) and mailed to stockholders of the Company in connection with its upcoming Special Meeting of Stockholders to be held on November 11, 2026 at 11:00 a.m., Eastern Time (the “Special Meeting”). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Proxy Statement.

The purpose of this Supplement is to disclose the change of name of CubeBio Holdings Limited, a Cayman Islands exempted company (“PubCo”), the issuer of the PubCo Ordinary Shares to be issued in the Business Combination to “VIANIQ Holdings Limited,” as reported in PubCo’s Report on Form 6-K furnished to the SEC on November 2, 2026 (the “Form 6-K”), and to update related disclosure in the Proxy Statement.

Other than as set forth below, no changes have been made to the Proxy Statement, and it continues to be in full force and effect as originally filed with the SEC. The Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Special Meeting as recommended by the Company’s board of directors in the original filing. If you have previously voted by proxy and do not wish to change your vote, you do not need to execute a new proxy.

From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read together with the Proxy Statement. To the extent the information in this Supplement differs from or updates information in the Proxy Statement, the information in this Supplement supersedes it.

Change of Name of PubCo

On October 20, 2026, the sole shareholder of PubCo passed special resolutions by written resolution (i) changing the name of PubCo from “CubeBio Holdings Limited” to “VIANIQ Holdings Limited” and (ii) amending and restating PubCo’s Memorandum and Articles of Association in their entirety to reflect the change of name. On October 21, 2026, the Registrar of Companies of the Cayman Islands issued a Certificate of Incorporation on Change of Name, and the change of name became effective.

The change of name does not affect the terms of the proposed Business Combination. Accordingly, all references in the Proxy Statement, including its annexes and the proxy card, to “CubeBio Holdings Limited” or “PubCo” are deemed to refer to VIANIQ Holdings Limited. The change of name does not affect CubeBio Co., Ltd., the Korean operating company that is a party to the Business Combination Agreement, and references in the Proxy Statement to “CubeBio” continue to refer to CubeBio Co., Ltd.

Proposed Nasdaq Ticker Symbol

The Proxy Statement states that PubCo intends to apply to list the PubCo Ordinary Shares on Nasdaq under the symbol “KUBE.” PubCo now intends to apply to list the PubCo Ordinary Shares on Nasdaq under the symbol “VIAN” in connection with the closing of the Business Combination. All references in the Proxy Statement to the symbol “KUBE” are amended to refer to “VIAN.” The Company cannot assure you that the PubCo Ordinary Shares will be approved for listing on Nasdaq or an Alternate Exchange.

No Change to the Special Meeting, Proposals or Redemption Deadline

This Supplement does not change the date, time, virtual access information or record date for the Special Meeting, the Proposals to be voted on at the Special Meeting, or the recommendation of the Company’s board of directors that stockholders vote “FOR” each of the Proposals. The record date remains September 14, 2026. The deadline for Public Stockholders to submit redemption requests and deliver their shares to Continental Stock Transfer & Trust Company remains 5:00 p.m., Eastern Time, on November 9, 2026.

If you have already submitted a proxy, you do not need to take any action unless you wish to change your vote. Proxies already submitted will be voted at the Special Meeting as instructed, notwithstanding that the proxy card refers to CubeBio Holdings Limited. If you have not yet voted, please vote as soon as possible using the proxy card previously mailed to you. You may revoke or change your proxy at any time before it is voted at the Special Meeting by following the procedures described in the Proxy Statement.

ADDITIONAL INFORMATION

Your vote is important regardless of the number of shares you own. If you have already submitted a proxy and voted your shares and you do not wish to change your vote, you do not need to take any further action unless you wish to change your vote.

If you have not voted your shares, or you wish to change your vote, and you are a stockholder of record as of September 14, 2026, the record date for the Special Meeting, you may do so by following the instructions on page 9 of the Proxy Statement under the question entitled “How can I vote?” If you have any questions, please contact our proxy solicitor at:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 1-877-870-8565

Collect: 1-206-870-8565

Email: ksmith@advantageproxy.com

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